EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Conn’s, Inc. (the “Company”) on Form 10-K for the period ended January 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Norman L. Miller, Chairman of the Board, Chief Executive Officer and President of the Company, and George L. Bchara, Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Norman L. Miller
Norman L. Miller
Chairman of the Board, Chief Executive Officer and President

/s/ George L. Bchara
George L. Bchara
Executive Vice President and Chief Financial Officer
Dated: April 14, 2020

A signed original of this written statement required by Section 906 has been provided to Conn’s, Inc. and will be retained by Conn’s, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.